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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of our reports dated February 1, 2000 (except with respect to the Note "Announcement of Merger Agreement with Columbia Energy Group," as to which the date is February 28, 2000) included in or incorporated by reference in the annual report on Form 10-K for NiSource Inc. [a corporate predecessor (incorporated in Indiana) of NiSource Inc. (incorporated in Delaware)] for the year ended December 31, 1999; our report dated May 2, 2000 included in the quarterly report on Form 10-Q for the period ended March 31, 2000; our report dated August 9, 2000 included in the quarterly report on Form 10-Q for the period ended June 30, 2000; and our report dated October 30, 2000 included in the quarterly report on Form 10-Q for the period ended September 30, 2000; and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

Chicago, Illinois
February 15, 2001